EXHIBIT 10h


                 FIRST ALLONGE TO $4,000,000.00 PROMISSORY NOTE
                 ----------------------------------------------

         This Allonge to $4,000,000.00 Demand Promissory Note (this "Allonge") is made and entered into as of June 29, 1998, by and between STATE STREET BANK AND TRUST COMPANY (the "BANK") and QC OPTICS, INC. (the "Borrower") and is firmly affixed to and made a part of that certain Promissory Note of the Borrower payable to the order of the Bank, dated December March 29, 1996 and issued in the original principal amount of $4,000,000.00 (the "Note").
         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree that the
Note is hereby amended as set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Note.

         1. The text of the Note is hereby deleted in its entirety and replaced with the following in its place:

"$2,000,000.00                                                     June 29, 1998
Principal Sum                                              Boston, Massachusetts


         FOR VALUE RECEIVED, the undersigned QC OPTICS, INC., a Delaware corporation (hereinafter called the "Borrower") hereby promises to pay to the order of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Bank") at the office of the Bank located at 225 Franklin Street, Boston, Massachusetts 02110, or such other places as the holder hereof shall designate, TWO MILLION AND 00/100 ($2,000,000.00) DOLLARS, or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower, together with interest commencing on July 1, 1998 on unpaid balances as follows on all Loans pursuant to and as defined in that certain Amended and Restated Credit Agreement, dated as of June 29, 1998, between the Borrower and the Bank (the "Agreement"), at the Prime Rate (as defined below) payable monthly in arrears on the first day of each calendar month until Maturity (as defined in the Agreement). Notwithstanding the foregoing, all loans made by Bank for the Borrower hereunder shall be due and payable with all interest hereon at the sooner of Maturity or acceleration pursuant to the terms hereof. Interest based upon the Prime Rate shall fluctuate based upon the Bank's Prime Rate in effect from time to time. Each change in the Prime Rate of interest shall take effect simultaneously with the corresponding change in such Prime Rate. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston from time to time as its "Prime Rate". After acceleration, or


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maturity,  interest shall accrue and be payable at the Prime Rate plus Four (4%)
Percent per annum. Any rate of interest set forth herein shall be calculated on the basis of actual days elapsed and a 360-day year.

         All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on a grid on the last page of this Note. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder.

         Loans, as defined in the Agreement, may be prepaid without premium or penalty. In the event that less than the total outstanding balance is prepaid, payments shall first be applied to outstanding charges, if any, then to interest, with the balance to principal to be applied to the next principal installments(s) due or in the inverse order of maturity, at the option of the Borrower to be exercised in writing. If no written direction is given, then said payment shall be applied to principal in the inverse order of maturity.

         If any one or more of the Events of Default, as defined in the Agreement, shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable by the holder in the manner and with the effect provided in the Agreement.

         Any deposits or other sums at any time credited by or due from the holder to any maker, endorser or guarantor hereof in the possession of the holder may at all times be held and treated as collateral security for the payment of this Note. The holder may apply or set off such deposits or other sums against said liabilities at any time in the case of the maker, but only with respect to matured liabilities in the case of any endorser or guarantor.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasions.

         Every maker, endorser and guarantor of this Note, or of the obligation represented hereby, waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The undersigned will pay all reasonable expenses of every kind of the enforcement of this Note, or of any of the rights hereunder, and hereby agrees to pay to the holder on demand the amount of any and all such expenses incurred by it. After deducting all reasonable legal or other expenses and costs of collection of this Note and all costs of storage, custody, sale and delivery of collateral held hereunder, the residue of any proceeds of collection or sale shall be applied to the payment of principal or interest on this Note or on any or all the other liabilities aforesaid, due or



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to become due, in such order of preference as the holder shall determine, proper allowance for interest on liabilities not then being made, and any over surplus shall be returned to undersigned.

         As herein used, the word "holder" shall mean the payee, or other endorsee of this Note, or bearer if it is at the time payable.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of The Commonwealth of Massachusetts.

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY THE BORROWER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS NOTE. THE BORROWER AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THE BANK'S LENDING RELATIONSHIP WITH THE BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH."

         2. All references to the Note and any other instrument or document delivered in connection therewith to the "Note" or "Promissory Note" shall be deemed to mean the Note as amended by this Allonge.

         3. As hereby amended, the Note is hereby ratified and confirmed in all respects.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEROF,  THE EXECUTION  hereof as an instrument  under seal as of the date first set forth above and shall be governed by the laws of the Commonwealth of Massachusetts.

                                           QC OPTICS, INC.

Attest:

                                           By:
---------------------------------             ----------------------------------
                                           Its: President